Exhibit 5(ii)(B).3
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Thompson Coburn     Attorneys at Law

          One Mercantile Center
          St. Louis, Missouri 63101-1693
          314-552-6000
          FAX 314-552-7000

December 10, 1996


MEMC Electronic Materials, Inc.
501 Pearl Drive
Saint Peters, MO 63376

Re:      Registration Statement on Form S-8
  3,000,000 Shares of MEMC Electronic Materials, Inc.
  Common Stock, $.01 Par Value and
  Participation Interests in MEMC Retirement Savings Plan

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), on January 2, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed registration by the Company of up to 3,000,000 shares of the Company's common stock, $.01 par value (the "Shares") and the issuance by the MEMC Retirement Savings Plan (the "Plan") of participation interests in the Plan, we have examined the Internal Revenue Service letter to the Company dated September 26, 1995, in which the Internal Revenue Service advised the Company of a favorable determination on the MEMC Electronic Materials, Inc. Retirement Savings Plan, and amendments to the Plan subsequent to the date of filing of the determination letter request. We have not reviewed operational matters concerning the Plan and disclaim any knowledge concerning operational matters. We do not express an opinion concerning the qualification of the plan in operation.

    Based solely on the foregoing, we are of the opinion that there have been no material changes in the provisions in the Plan documents that are necessary to comply with the formal qualification requirements of Section 401(a) of the Internal Revenue Code and that were the subject of the September 26, 1995, favorable determination letter issued by the IRS.

    We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                             Very truly yours,

                             THOMPSON COBURN